Exhibit 77(e)(12)

Directed Services LLC
1475 Dunwoody Drive, West Chester, PA 19380

June 1, 2010

ING Investors Trust	ING Partners, Inc.
7337 E. Doubletree Ranch Rd.	7337 E. Doubletree Ranch Rd.
Scottsdale, AZ 85258	Scottsdale, AZ 85258

Ladies and Gentlemen:

Pursuant to the Portfolio Management Agreement dated October 24, 1997, as amended, among ING Investors Trust, Directed Services LLC, and T. Rowe Price Associates, Inc. on behalf of ING T. Rowe Price Equity Income Portfolio, a series of ING Investors Trust, and pursuant to the Investment Subadvisory Agreement dated December 14, 2000, as amended, between Directed Services LLC and T. Rowe Price Associates, Inc., on behalf of ING T. Rowe Price Growth Equity Portfolio, a series of ING Partners, Inc. (together, the “Portfolios”), the sub-advisory fees for the Portfolios were reduced on June 1, 2010.

By our execution of this letter agreement, we hereby notify you of our intention to lower the annual investment management fee for the Portfolios with a corresponding reduction (the “Reduction”) for the period from June 1, 2010 through May 1, 2012.  The Reduction shall be calculated as follows:

Reduction = 50% x (total aggregated savings in excess of $500,000 as a result of the sub-advisory fee schedule effective June 1, 2010 with respect to ING T. Rowe Price Equity Income Portfolio and ING T. Rowe Price Growth Equity Portfolio pro rata based on each Portfolio’s contribution to the amount saved)

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June 1, 2010
Page  of 2

Please indicate your agreement to this Reduction by executing below in the place indicated.

Very sincerely,

/s/ Todd Modic

Todd Modic
Vice President
Directed Services LLC

Agreed and Accepted:
ING Investors Trust
(on behalf of ING T. Rowe Price Equity Income Portfolio)

By:       /s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

Agreed and Accepted:
ING Partners, Inc.
(on behalf of ING T. Rowe Price Growth Equity Portfolio)

By:       /s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President